                                                                   Exhibit 23(c)





                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of First Tennessee National Corporation and to the incorporation by reference therein of our report dated March 19, 1993, with respect to the consolidated financial statements of Maryland National Mortgage Corporation for the year ended December 31, 1992, included in Form 8-K, dated October 1, 1993, of First Tennessee National Corporation, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Baltimore, Maryland
March 29, 1995